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                               SECURITY AGREEMENT
                               ------------------

     AGREEMENT made as of the 9th day of September, 1993, by and between the United States Small Business Administration, 409 3rd Street, S.W., Washington, D.C. 20416 ("Secured Party") and Elk Associates Funding Corporation, a New York corporation, having its offices at 600 Third Avenue, Suite 3810, New York, New York 10016 ("Debtor").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Debtor is licensed by Secured Party as a Specialized Small Business Investment Company ("SSBIC") pursuant to the Small Business Investment Act of 1958, as amended (the "Act") and the Regulations promulgated thereunder (the "Regulations"); and

     WHEREAS, Debtor has previously issued to Secured Party, or Secured Party has guaranteed certain debentures issued pursuant to the Act and Regulations, a schedule of which is annexed hereto as Exhibit "A" (the "Debentures"); and

     WHEREAS, from time to time, Debtor may issue new or additional Debentures to Secured Party or Secured Party may guarantee repayment of such Debentures as may be authorized by the Act and the Regulations; and

     WHEREAS, Debtor and Secured Party have entered into a certain Agreement dated as of the date hereof (the "Agreement"), under the terms of which Debtor agreed to enter into a Security Agreement and grant Secured Party a security interest in all of Debtor's assets, including its portfolio assets of loans receivable and securities owned as a result of Debtor's business operations as an SSBIC, to secure obligations now or hereafter owed or contingently owed by Debtor to Secured Party; and

     WHEREAS, the Debtor has agreed to execute this Security Agreement granting Secured Party a security interest in the Collateral hereinafter described;

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, it is hereby agreed as follows:

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     1. Creation of Security Interest

     The Debtor hereby grants and mortgages to the Secured Party and the Secured Party hereby accepts, a security interest in the Collateral described in Paragraph 2 herein to secure the payment of the Debentures by Debtor in accordance with the terms set forth in each Debenture, and any "Obligations" referred to in Paragraph 2 of this Security Agreement. Debtor agrees to execute and deliver UCC-1 Financing Statements in favor of Secured Party and to deliver possession of its instruments and certain other personal property in order to perfect the security interests herein created in the Collateral hereinafter described. The security interest granted herein by Debtor to Secured Party shall be deemed subject to any senior security interest in favor of any bank(s) that presently have a security interest against Debtor's Collateral (as defined in Paragraph 2 hereof) and any bank(s) that may hereafter be substituted for Debtor's existing bank(s) or which may obtain a security interest in addition to Debtor's existing senior bank(s), but only to the extent of the maximum amount of allowable senior secured debt that Debtor may be permitted to maintain, as has previously been agreed to pursuant to any separate written agreement between Debtor and Secured Party.

     2. Collateral

     To secure the payment of the Debentures set forth on Exhibit "A" with interest and any other amounts owing thereon payable in accordance with the terms of such Debentures, and also to secure any other indebtedness or liability of the Debtor to the Secured Party (but not including any preferred stock issued now or hereafter by Debtor to Secured Party), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all future Debentures which may be issued to or guaranteed by Secured Party at the option of the Secured Party (all hereinafter called the "Obligations"), Debtor does hereby grant and convey to Secured Party, a security interest and does hereby assign as collateral security to Secured Party, the following Collateral (as such term is used in Article 9 of the New York Uniform Commercial
Code) now owned or hereafter acquired by Debtor or in which Debtor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

     a. Debtor's portfolio of loans receivable from parties who have borrowed monies from Debtor together with any guarantees thereon, and all other obligations owing to the Debtor;

     b. Investment securities acquired by Debtor as a result of making any investment in a small concern arising out of Debtor's operations as a Specialized Small Business Investment Company, including stocks, bonds, debentures, notes receivable, options, warrants and all other similar investment

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securities, instruments and participation agreements/interests carried as assets by Debtor;

     c. All of Debtor's furniture, fixtures, machinery, contract rights, accounts receivable, and all tangible and intangible assets, including but not limited to all computer software and any New York City taxi medallion rights, now owned or later acquired; and

     d. All security interests of Debtor in any New York City taxi medallion acquired as collateral for Debtor's loans to its borrowers. Debtor and Secured Party further agree that Debtor shall have thirty (30) days from the date hereof to assign to the Custodian (as hereinafter defined) on behalf of the Senior Lenders (as hereinafter defined) and the Secured Party fifty (50%) percent of all security interests of Debtor in any New York City Taxi medallion which secures a loan made by Debtor and an additional thirty (30) days to assign the balance of such security interests; provided, however, Secured Party agrees that Debtor shall have a reasonable period of time beyond such sixty (60) day period to assign those security interests which collateralize loans with respect to which Debtor has not, as of the date hereof, received a copy of the recorded UCC-1 Financing Statement from the applicable recorder's office.

     e. All proceeds and products from all Collateral covered by this Security Agreement, together with all substitutions and replacements of such Collateral and all proceeds therefrom, and whether or not such Collateral is maintained at Debtor"s offices at 600 Third Avenue, Suite 3810, New York, New York 10016, or elsewhere.

        To the extent that the same may be necessary, Debtor does hereby assign to Secured Party all of its rights in and to the Collateral as collateral security for the Obligations.

     3. Debtor warrants, covenants and agrees as follows:

     a. Debtor agrees to pay and perform all of the Obligations secured by this Agreement according to their terms and defend the title to the Collateral against all persons and against all claims and demands whatsoever, which Collateral is lawfully owned by the Debtor and is now free and clear of any and all liens, security interests, claims, charges, encumbrances, taxes and assessments except for the security interests and collateral assignments granted hereby and the senior security interests and collateral assignments previously granted to Israel Discount Bank of New York, Bank Leumi Trust Company of New York, Extebank and Bank Hapoalim (hereinafter sometimes collectively referred to as the "Senior Lenders"), subject to the rights of third party participants pursuant to applicable

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bona fide participation agreements and/or participation interests ("Third Party
Participants").


     b. Upon the request of the Secured Party, Debtor will furnish further assurance of title, and do any other acts reasonably necessary to effectuate the purposes and provisions of this Agreement, including execution of any instrument or statement required by law or otherwise in order to perfect, continue, modify, assign, or terminate the security interest of the Secured Party in the Collateral and pay all costs or filing fees in connection therewith, including reasonable fees of counsel.

     c. Debtor agrees to deliver possession of all original promissory notes and other instruments (as defined in the New York Uniform Commercial Code), security agreements and mortgages to Israel Discount Bank of New York (the "Custodian") to be held by the Custodian for the benefit of the Senior Lenders and Secured Party pursuant to the terms of the custodian agreement between Debtor, the Senior Lenders, Secured Party and the Custodian (the "Custodian Agreement"). Subsequent promissory notes, security agreements, mortgages and other instruments held by Debtor shall also be delivered to the Custodian to be held in accordance with the terms of the Custodian Agreement.

     d. Debtor will not create, incur or permit to exist any liens, charges, encumbrances, taxes or assessments on the Collateral, except in favor of the Senior Lenders, and if for bona fide consideration, to Third Party Participants.

     e. Debtor agrees to notify the Secured Party in writing of any change in or discontinuance of Debtor's place of business as required by SBA Regulations.

     f. Except for any financing statement filed in favor of the Secured Party and the Senior Lenders, and except for financing statements evidencing the interest of Third Party Participants (as set forth in Schedule 1 hereto), no financing statement covering any of the Collateral is on file in any public office. Debtor has not granted or given, and shall not grant or give, a security interest in or financing statement covering the Collateral, or any part thereof, to anyone other than the Senior Lenders and the Secured Party, without the Secured Party's prior written consent, provided however that Debtor shall have the right in its sole discretion to substitute senior institutional bank lender(s) for Debtor's existing Senior Lenders, and in such event, Secured Party agrees to amend the Intercreditor Agreement to allow for the substitution of the new lender provided the aggregate amount of senior bank indebtedness does not exceed the amount of senior bank indebtedness that Debtor may be entitled to have in accordance with applicable SBA Regulations or the Agreement or such lower or higher amount that may have been agreed to pursuant to any subsequent written agreement in effect from time to time between

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Debtor and Secured Party. Notwithstanding the foregoing, Debtor shall be entitled to sell, assign or transfer any interest in any of the Collateral in the ordinary course of business, for bona fide consideration, subject to any restrictions or limitations set forth in the Custodian Agreement.

     g. Debtor shall notify Secured Party immediately in writing, of any events which at any time may cause the representations and warranties or agreements herein to cease to be true.

     4. General Provisions

     a. The waiver of or acquiescence in any default by the Debtor, or failure of the Secured Party to insist upon strict performance by the Debtor of any warranties or agreements in this Security Agreement, shall not constitute a waiver of any subsequent or other default or failure.

     b. Notices to either party shall be in writing and shall be delivered personally or by certified mail return receipt requested addressed to the party at the address herein set forth or otherwise designated in writing.

     c. The Uniform Commercial Code in effect in the State of New York shall govern the rights, duties and. remedies of the parties with respect to the granting, perfection and enforcement of the security interest set forth in this Security Agreement and any provisions herein declared invalid under any law shall not invalidate any other provision of this agreement. The parties agree that the laws of the United States of America as set forth in the United States Code, and the Regulations promulgated thereunder, shall be applied to Debtor and Secured Party with respect to any matter of interpretation of the rights of either party arising out of their relationship of Debtor holding a license from Secured Party as a Specialized Small Business Investment Company and Debtor's and Secured Party's obligations to each other as a result of that relationship. In any case or controversy resulting from this Security Agreement, the parties agree that the United States District Court for the Southern District of New York shall have exclusive jurisdiction with respect to litigation of any claim.

     d. The Debtor agrees to execute the necessary financing statements in order that such financing statements may be filed by or on behalf of the Secured Party to perfect the Secured Party's interest in the Collateral, subject to the rights of the Senior Lenders.

     5. Events of Default

     The following shall constitute an event of default ("Event of Default") by
Debtor:

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     a. In the event Debtor is in default in the payment of any senior indebtedness beyond any applicable grace periods and provided that the senior secured bank(s) have "accelerated" their indebtedness (as that term is commonly used under the Uniform Commercial Code); or

     b. Debtor is in default under any Obligation beyond any applicable grace periods, and Secured Party has elected to accelerate the payment of the obligation(s) as provided for pursuant to SBA Regulations, or Secured Party has transferred the Debtor to "liquidation status", as provided for pursuant to SBA Regulations.

     6. Remedies on Default

     Upon any Event of Default of the Debtor and at the option of the Secured Party, the Obligations secured by this agreement may be "accelerated", in which event they shall immediately become due and payable in full, and the Secured Party shall have all the rights, remedies, and privileges as are accorded to a Secured Party by the Uniform Commercial Code or as may be available to Secured Party under the Act or Regulations. The Secured Party may exercise such rights, remedies and privileges either concurrently or in such order as Secured Party may determine, it being expressly agreed that any such action will not be considered an election of remedies nor bar Secured Party from any further remedies provided for by agreement or by law. Nothing contained. in this paragraph shall be interpreted as restricting in any way SBA's ability to exercise the rights and remedies available to it under the Act or Regulations.

     7. Successors and Assigns

     All terms and provisions of this agreement shall be binding upon and shall inure to the benefit of, and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

     8. Notices

     All communications and notices hereunder shall be in writing and shall be deemed to have been duly given if sent by United States mail, postage prepaid, to the parties at the address first above written, or at such other place or places as the party addressed may have designated by written notice to the other.

     9. Headings

     The headings of the paragraph and sections of this agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

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     10. Severability

     In the event that any word, sentence, paragraph or article of this agreement is found to be void or voidable, the balance of this agreement shall nevertheless be legal and binding with the same force and effect as though the void or voidable parts were deleted.

     11. Entire Agreement

     This writing and the documents referred to herein contain the entire agreement of the parties with respect to its subject material and no modifications, alterations or waiver of all or any part shall be valid unless made by a writing and signed by all the parties hereto.

     12. Counterparts

     This agreement may be executed in two counterparts each of which is an original, but both of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.


                                    DEBTOR:
                                    ELK ASSOCIATES FUNDING
                                      CORPORATION

                                    By: /s/ Gary C. Granoff
                                        ----------------------------------------
                                        Gary C. Granoff, President


                                    SECURED PARTY:
                                    UNITED STATES SMALL BUSINESS
                                    ADMINISTRATION

                                    By: /s/ Wayne S. Foren
                                        ----------------------------------------
                                        Wayne S. Foren Associate
                                        Administrator for Investment

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                         EXHIBITS AND SCHEDULES OMITTED